              As filed with the Securities and Exchange Commission
                              on November 12, 1999

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CARIBINER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its Charter)


              Delaware                                   13-3466655
     (State or other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)


               16 West 61st Street, New York, New York 10023-7604
               (Address of Principal Executive Offices) (Zip Code)

                          CARIBINER INTERNATIONAL, INC.
                           SINCLAIR OPTION AGREEMENTS
                            (Full Title of the Plan)

                               Robert F. Burlinson
              Executive Vice President and Chief Financial Officer

                          CARIBINER INTERNATIONAL, INC.
                               16 West 61st Street
                          New York, New York 10023-7604
                                 (212) 541-5300
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                               Burton Lehman, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022
                                 (212) 756-2000

                         CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
   Title of                           Maximum         Maximum        Amount of
 Securities to      Amount to be   Offering Price     Aggregate    Registration
 be Registered     Registered(1)      Per Share     Offering Price      Fee
 -------------     -------------      ---------     --------------      ---

 Common Stock,
   par value          600,000
$0.01 per share        shares       $11.24479(2)     $6,746,875(3)      $1,876




(1) In addition, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of shares as may be required to be issued to cover possible adjustments under the Sinclair Option Agreements (the "Plan"), including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, restructurings, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations or other similar transactions effected without the receipt of consideration and which results in an increase in the number of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Caribiner International, Inc. (the "Company").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The price of $11.24479 per share represents the weighted average exercise price per share for the options under the plan (350,000 stock options exercisable at an exercise price per share of $8.5625 and 250,000 stock options exercisable at an exercise price share of $15.00).

(3) Calculated based on the weighted average exercise price per share pursuant to Rule 457(h) under the Securities Act.

The Exhibit Index appears after the Signature Page of this Registration
Statement.

                                EXPLANATORY NOTE

Pursuant to General Instruction C of Form S-8, this Registration Statement is deemed to contain a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings by certain persons of shares of common stock, par value $0.01 per share (the "Common Stock"), of Caribiner International, Inc. (the "Company"), to be acquired pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing information specified in Part I of Form S-8 will be sent or given to the employee participating in the Sinclair Option Agreements (the "Plan"), without charge, as specified by Rule 428 (b)(1) of the Securities Act. To the extent material to the Plan, the documents provided to the employee participating in the Plan shall include, but not be limited to, the disclosure specified above. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents By Reference.

            The following documents that have been filed by Caribiner International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (the "Form 10-K").

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, and March 31 and June 30, 1999.

            3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on March 16, 1999, contained on Form DEF 14A filed with the Commission on January 27, 1999.

            4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 28, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

Item  4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Legal Opinion.

            The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Experts.

            The consolidated financial statements of the Company at September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, appearing in the Company's Annual Report (Form 10-K) and have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            With respect to the unaudited consolidated interim financial information for the three month periods ended December 31, 1998 and 1997, the three and six month periods ended March 31, 1999 and 1998, and the three and nine month periods ended June 30, 1999 and 1998, incorporated by reference in this Registration Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in each of the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted, considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 as amended (the "Act"), for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the Registration Statement prepared or certified by auditors within the meaning of Sections 7 and 11 of the Act.

Item  6. Indemnification of Directors and Officers

Limitation of Directors' Liability.

            The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transactions from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability for money damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

            The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation, as amended, provides that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

Item  7 Exemption from Registration Claimed.

        Not Applicable.

Item  8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

            Exhibit No.       Document
            -----------       --------

            4A & 4B Caribiner International, Inc. Sinclair Option Agreements , dated as of December 21, 1998

            5 Opinion of Schulte Roth & Zabel LLP re: legality of original issuance of shares of Common Stock being registered.

            15                Letter re: Unaudited Interim Financial
                              Information.

            23.1              Consent of Ernst & Young LLP

            23.2              Consent of Schulte Roth & Zabel LLP (included in
                              Exhibit 5)

            24                Powers of Attorney (see page II-1 of this
                              Registration Statement)


Item  9. Undertakings.

      A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER
PROSPECTUS

                          CARIBINER INTERNATIONAL, INC.
                               16 West 61st Street
                          New York, New York 10023-7604
                                 (212) 541-5300

                                ----------------

                     Common Stock, par value $.01 per share
                                 600,000 Shares

                                ----------------


            This Prospectus relates to the subsequent resale or offer for sale on the New York Stock Exchange, or otherwise, of shares of common stock, par value $0.01 per share ("Common Stock"), of Caribiner International, Inc., a Delaware corporation (the "Company"), that may be acquired by Christopher A. Sinclair, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, who may be deemed to be an affiliate of the Company pursuant to the purchase by him of shares of Common Stock upon the exercise of options granted to him under the Sinclair Option Agreements with the Company (the "Plan"). In connection with such resales or offers for sale, such persons and the brokers through whom such shares may be sold may be deemed to be "underwriters" as the term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the shares offered thereby. All expenses in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by an individual Registered Stockholder (as defined herein) will be borne by such Registered Stockholder.

                               ----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
 PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

            No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

           ----------------------------------------------------------

                The date of this Prospectus is November 12, 1999.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330 (1-800-732-0330). The Common Stock is listed on the New York Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is http://www.sec.gov.

            A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Prospectus forms a part but which is not delivered with this Prospectus will be provided by the Company without charge to any person to whom this Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to Robert F. Burlinson, Executive Vice President, Chief Financial and Administration Officer and Secretary, Caribiner International, Inc. 16 West 61st Street, New York, New York 10023-7604 (telephone number (212) 541-5300).

                                   THE COMPANY

      The Company is a leading international producer of meetings, events and training programs, a provider of audiovisual equipment rentals and sales and related staging services, and a provider of related corporate meeting services and business communications services that enable businesses to inform, sell and to train their sales forces, dealers, franchisees, partners, stockholders and employees. The Company has executive offices located at 16 West 61st Street, New York, New York 10023-7604.

                                  THE OFFERING

      This Reoffer Prospectus relates to shares of Common Stock that may be acquired by a key employee (the "Registered Stockholder") of the Company, who may be deemed to be an "affiliate" of the Company, pursuant to the exercise of options ("Options") granted to such person under the Plan. The address of the Registered Stockholder is c/o Caribiner International, Inc., 16 West 61st Street, New York, New York 10023-7604.

      The following table sets forth certain information with respect to the Registered Stockholder:


                                                   Number of
                                   Number of     Shares to be      Number of
                                    shares      Acquired Under   Shares to be
                                 Beneficially    the Plan and     Owned After
   Registered    Position with    owned as of   Offered Hereby   Exercises and
   Stockholder    the Company    11/12/99 (1)         (2)            Sales

   Christopher   Chairman of        205,501          600,000          605,500
   A. Sinclair   the Board,
                 President and
                 Chief
                 Executive
                 Officer

      (1) Includes 200,001 shares of Common Stock underlying options granted to the Registered Stockholder under the Plan, since such options are exercisable as of, or within 60 days of November 12, 1999.

      (2) Represents all shares of Common Stock underlying options granted under the Plan to the Registered Stockholder.

      The Registered Stockholder did not own more than 1% of the Common Stock outstanding as of November 12, 1999.

      Such Options were granted by the Company, subject to stockholder approval, on December 21, 1998, pursuant to two stock option agreements (which together constitute the Plan), each dated as of December 21, 1998, between the Company and Mr. Sinclair. The grant of the Options was approved by a vote of the Company's stockholders at an annual meeting held on March 16, 1999. The Options of Mr. Sinclair will become exercisable, in part, as of December 21, 1999. The Options expire, absent special circumstances, on December 21, 2008.

      This Prospectus shall relate also any of the shares that Mr. Sinclair may donate or transfer to charitable and other non-profit institutions and family members. The number of shares issuable under the Options, and consequently the number of shares that may be sold hereunder, may be changed pursuant to anti-dilution provisions of the Options.

      Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholder through brokers on the New York Stock Exchange or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities that may be offered pursuant to this Reoffer Prospectus. The Registered Stockholder and any broker or other person through whom sales are made by the Registered Stockholder may be regarded as "underwriters" within the meaning of the Securities Act, although the Registered Stockholder disclaim such status, and their compensation may be regarded as underwriters' compensation.

      The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by the Registered Stockholder will be borne by such Registered Stockholder. On November 10, 1999 the closing market price of the Common Stock, as reported by the New York Stock Exchange, was $7.875.

                       DOCUMENTS INCORPORATED BY REFERENCE

            Incorporated herein by reference and made a part hereof are:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (the "Form 10-K").

            2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, and March 31 and June 30, 1999.

            3. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on March 16, 1999, filed with the Commission on Form DEF 14A on January 27, 1999.

            4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 28, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All of such documents are on file with the Commission. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

                                     EXPERTS

            The consolidated financial statements of the Company at September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, appearing in the Company's Annual Report (Form 10-K) and have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

            With respect to the unaudited consolidated interim financial information for the three month periods ended December 31, 1998 and 1997, the three and six month periods ended March 31, 1999 and 1998, and the three and nine month periods ended June 30, 1999 and 1998, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in each of the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted, considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Common Stock being offered hereby are being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

                                 INDEMNIFICATION

Limitation of Directors' Liability.

            The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transactions from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability for money damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.

            The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation, as amended, provides that a director or officer who is a party to any action, suit, or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

Available Information ....................................................   A-2

The Offering .............................................................   A-2

Documents Incorporated By Reference. .....................................   A-5

Experts ..................................................................   A-5

Legal Matters ............................................................   A-6

Indemnification ..........................................................   A-6

                    -----------------------------------------

    Caribiner International, Inc. has filed with the Securities and Exchange Commission, Washington, D.C. a Registration Statement under the Securities Act of 1933 with respect to this Offering. This Prospectus omits certain information contained in the Registration Statement. The information omitted may be obtained from the Securities and Exchange Commission upon payment of the regular charge therefor.


                          CARIBINER INTERNATIONAL, INC.

                                 600,000 Shares

                    -----------------------------------------

                                  COMMON STOCK

                                    PAR VALUE

                                 $0.01 PER SHARE

                    -----------------------------------------

                                   PROSPECTUS

                                November 12, 1999

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of November, 1999.

                          CARIBINER INTERNATIONAL, INC.


                                        By: /s/ Robert F. Burlinson
                                        ----------------------------------------
                                            Robert F. Burlinson
                                            Executive Vice President and
                                            Chief Financial Officer


                                POWER OF ATTORNEY

      The Registrant and each person whose signature appears below hereby appoint Christopher A. Sinclair and Robert F. Burlinson, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 11th day of November, 1999.

Name and Signature                        Title
------------------                        -----

/s/ Christopher A. Sinclair         Chairman of the Board, President and
---------------------------         Chief Executive Officer
                                    (Principal Executive Officer)

/s/Robert F. Burlinson              Executive Vice President and Chief
----------------------              Financial Officer
Robert F. Burlinson                 (Principal Financial and Accounting Officer)


/s/ Errol M. Cook                   Director
-----------------
Errol M. Cook


                                    Vice Chairman of the Board
----------------------
Raymond S. Ingleby


/s/ Sidney Lapidus                  Director
------------------
Sidney Lapidus


/s/ David E. Libowitz               Director
---------------------
David E. Libowitz


/s/ Bryan D. Langton                Director
--------------------
Bryan D. Langton


/s/ C. Anthony Wainwright           Director
-------------------------
C. Anthony Wainwright

                                  EXHIBIT INDEX

Exhibit No.         Document
-----------         --------

4A & 4B Caribiner International, Inc. Sinclair Stock Option Agreements, dated as of December 21, 1998.

5 Opinion of Schulte Roth & Zabel LLP re: legality of original issuance of shares of Common Stock being registered.

15                  Letter re: Unaudited Interim Financial Information.

23.1                Consent of Ernst & Young LLP

23.2                Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

24                  Powers of Attorney (see page II-1 of this Registration
                    Statement).